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                                                                    Exhibit 23.2

                      Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-76033 of BSB Bancorp, Inc. on Form S-4 of our report dated January 29, 1999 relating to the financial statements, which appears in BSB Bancorp, Inc.'s 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in this Registration Statement.


                                          /s/  PricewaterhouseCoopers LLP
Syracuse, New York
May 20, 1999